Exhibit 10.21

2004 – 2005 STRATEGIC INCENTIVE PLAN (SIP)

Purpose	Reward achievement of two year goals.

Eligibility	Key managers and above identified on an individual basis.

Participation Level	Individual awards are based on salary paid in final year of two-year performance period.

Target Incentives	Sum of target incentive opportunity as a percent of salary times salary for all eligible participants.

Performance Measures	Funding to be based on performance versus the following measures:
➢ 60% overall Corporate Brunswick Value Added (BVA). BVA defined as profits after-tax; reduced for cost of capital charge (capital to include working, fixed and other assets; cost of capital will include debt and equity).
➢ 40% performance against Strategic Factors:

•	For Division employees based on Division’s strategic factor performance

•	For headquarters employees based on average of all Division results

•	Factors include:

•	Customer satisfaction
•	Growth in market share
•	Product innovation (percent of sales from new products)
•	Employee satisfaction

Performance Levels:
➢ Threshold	➢ Minimum performance level supporting the funding of any variable incentive pay.
➢ Target	➢ Agreed upon performance level, typically tied to business plans for performance period.
➢ Stretch	➢ Performance necessary to support funding at twice target level.

Performance Period	Two-year overlapping performance periods will be used.

Overall Funding	Overall funding will be the sum of BVA funding and strategic factor funding.

Funding Review and Approval	The following steps will be taken to review and approve funding:
➢ CFO will review actual results quarterly to evaluate established accruals.
➢ CEO will review performance at end of performance period and approve funding or recommend funding to Human Resource and Compensation Committee.
➢ Committee will review and approve funding.

Maximum Funding	None

Individual Awards	Individual awards will be determined on a discretionary basis using evaluation of individual performance for the performance period, target incentives as a percent of salary and covered salary (actual received for final year of performance period).

Individuals must be employed through end of performance period to receive an award, except those terminating due to death or permanent and total disability will be eligible to receive awards.

Timing of Award Payments	As soon as practical after financial results are confirmed and appropriate approvals obtained.

Nothing contained in these materials constitutes or is intended to create a promise of an individual incentive award or a contract of continued employment. Employment is at-will and may be terminated by either the employee or Corporation for any reason at any time.